THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THIS STOCK PURCHASE WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE 1933 ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

No. B1

                      CLASS A COMMON STOCK PURCHASE WARRANT

  To Purchase up to 2,000,000 Shares of Class A Common Stock, $0.001 par value per share,

                                       of

                                 INTERIORS, INC.

      THIS CERTIFIES that, for value received, SEASIDE PARTNERS, L.P. (the "Investor"), is entitled upon the terms and subject to the conditions hereinafter set forth, at any time on or after January 31, 2000 (the "Initial Exercise Date") and on or prior to December 31, 2002 (the "Termination Date") but not thereafter, to subscribe for and purchase from INTERIORS, INC., a Delaware corporation (the "Company"), up to 2,000,000 shares of Class A Common Stock, $0.001 par value per share, of the Company (the "Class A Common Stock"). The aggregate number of shares of Class A Common Stock of the Company issuable upon any one or more exercise of this Warrant is hereinafter referred to as the "Warrant Shares." The purchase price of each full Warrant Share (the "Exercise Price") issued upon full or partial exercise of this Warrant shall be Seventy-Five One Hundredths ($0.75) of a Dollar. The Exercise Price and the number of Warrant Shares shall be subject to adjustment as provided herein. This Warrant is being issued pursuant to a Securities Purchase Agreement, dated as of January 22, 1999 complete with all listed exhibits thereto (the "Agreement") by and between the Company and the Investor and is subject to its terms. In the event of any conflict between the terms of this Warrant and the Agreement, the Agreement shall control. The Investor or any subsequent holder of this Warrant is hereinafter referred to as a "holder" or "Holder."

            1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

            2. Authorization of Shares. The Company covenants that all Warrant Shares which may be transferred upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charters in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

            3. Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made at any time or times, in whole or in part, on or after the Initial Exercise Date, and before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in Section 11(a) below, by the surrender of this Warrant and the Form of Election to Purchase annexed hereto duly executed, at the office of the Company (with copy to Stephen A. Weiss, Esq., Greenberg Traurig, 200 Park Avenue, New York, New York 10166 or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased; whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of Warrant Shares so purchased immediately. In the event upon exercising the Warrant, the transfer agent requires an opinion of counsel, the Company shall have such opinion furnished to the transfer agent to the transfer agent's satisfaction. In the event the Investor is relying on an exemption from registration under the 1933 Act, the Warrant Shares shall be issued immediately, if the Investor furnishes an opinion of counsel, reasonably satisfactory to the Company, that such exemption from registration be available. Certificates for shares purchased hereunder shall be delivered to the holder hereof within three
(3) business days after the date on which this Warrant shall have been exercised as aforesaid. Payment of the Exercise Price of the shares may be by certified check or cashier's check or by wire transfer to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of shares being purchased.

            4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

            5. Charges, Taxes and Expenses. Reissuance of certificates in the name of the holder hereof for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof, together with evidence satisfactory to the Company that such transfer or assignment is being made in compliance with all applicable federal and state securities laws; and provided, further, that upon any transfer involved in the issuance or delivery of any certificates for Warrant Shares, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

            6. Closing of Books. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

            7. Voting Rights. This Warrant does not entitle the holder hereof to any rights as a shareholder of the Company prior to the exercise hereof except for the voting rights set forth in this Section 7. If, however, at the time of the surrender of this Warrant and purchase the holder hereof shall be entitled to exercise this Warrant and the Warrant Shares so purchased shall be and shall be deemed to be transferred and issued to such holder as of the close of business on the date on which this Warrant shall have been exercised and the Warrant Shares purchased. Effective as of the date of such exercise and payment of the exercise price, the holder of this Warrant shall vote together with the Class A Common Stock and not as a separate class on any transaction with respect to which the Class A Common Stock is entitled to vote pursuant to applicable Delaware law or the Certificate of Incorporation.

            8. Assignment and Transfer of Warrant. This Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); provided, however, that this Warrant may not be resold or otherwise transferred except (i) in a transaction registered under the Securities Act, or (ii) in a transaction pursuant to an exemption, if available, from such registration and whereby, if requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the holder of this Warrant to the effect that the transaction is so exempt.

            9. Loss, Theft, Destruction or Mutilation of Warrant. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate, and in case of loss, reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate.

            10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

            11. Effect of Certain Events.

            (a) If at any time:

                  (i) the Company shall declare any cash dividend upon the Class
            A Common Stock;

                  (ii) the Company shall declare a dividend upon the Class A
            Common Stock payable in securities (other than a dividend payable solely in Class A Common Stock) or make any special dividend or other distribution to the holders of its Class A Common Stock;

                  (iii) the Company proposes (A) to sell or otherwise convey all or substantially all of its assets or (B) to effect a transaction (by merger or otherwise) in which more than 50% of the voting power of the Company is disposed of (collectively, a "Sale or Merger Transaction"), or (C) receive notice of publication of an offer from a financially credible third party to purchase more than 50% of the voting power of the Company's capital stock (a "Tender Offer"), in each case, in which the consideration to be received by the Company or its shareholders consists solely of cash; or

                  (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall give the holder of this Warrant fifteen (15) days' written notice of the proposed effective date, by certified or registered mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company. Such notice shall also specify, in the case of any such dividend, distribution or option rights, the date on which the holders of Class A Common Stock shall be entitled thereto. Any notice relating to a Sale or Merger Transaction or Tender Offer shall also specify the date on which the holders of Class A Common Stock shall be entitled to exchange their Class A Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. If the Holder of the Warrant does not exercise this Warrant prior to the occurrence of an event described above, except as provided in Section 13(a), the Holder shall not be entitled to receive the benefits accruing to existing holders of the Class A Common Stock in such event.

                  (b) In case the Company shall at any time effect a Sale or Merger Transaction or Tender Offer in which the consideration to be received by the Company or its shareholders consists in part of consideration other than cash, or shall issue any shares of its capital stock in a reclassification of the Class A Common Stock, the holder of this Warrant shall have the right thereafter to purchase, by exercise of action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after happening of such transaction had this Warrant been exercised immediately prior thereto.

            12. Registration Rights. The Company shall use its best efforts to file with the Securities and Exchange Commission (the "SEC") not later than June 30, 1999 a shelf registration statement under the Securities Act on Form S-3, if the Company is eligible to file a registration statement under such form (and if the Company is not eligible to file a registration statement under Form S-3, to file with the SEC a registration statement under the Securities Act on Form S-1 or any other form which is appropriate), to register the Warrant Shares, and shall use its best efforts to cause such registration statement to be declared effective by the SEC by not later than December 31, 1999. Such registration rights shall be as specified in the Registration Rights Agreement constituting an exhibit to the Securities Purchase Agreement.

            13. Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter set forth:

            (a) Adjustment of Warrant Shares to be Issued Upon Issuance of Additional Shares of Class A Common Stock. In the event that the Company shall issue shares of its Class A Common Stock for a consideration per share which shall be less than the Exercise Price in effect immediately prior to such issuance, the number of shares of Class A Common Stock issuable upon exercise of each Warrant shall be adjusted in accordance with the following formula:

N   = E x (O + A)
          -------
          (O + P)

where:

N   = the number of shares of Class A Common Stock issuable upon exercise of each Warrant after giving effect to such adjustment.

E   = the then current number of shares of Class A Common Stock issuable upon exercise of each Warrant at the Exercise Price in effect immediately prior to the time of such issuance.

O   = the number of shares of Class A Common Stock outstanding immediately prior to the issuance of such additional shares of Class A Common Stock.

A   = the number of additional shares of Class A Common Stock issued.

P   = the number of shares of Class A Common Stock that could be purchased at the Exercise Price with the aggregate consideration received in the dilutive issuance, calculated by dividing (i) the aggregate consideration received for the issuance of such additional shares of Class A Common Stock, by (ii) the Exercise Price per share of Class A Common Stock on the date of sale of such additional shares.

The adjustment shall be made successively whenever such sale or issuance is made and shall become effective immediately after such sale or issuance.

      The foregoing Section 13(a) shall not apply to:

                  (1) the conversion or exchange of other securities convertible or exchangeable for Class A Common Stock (existing on the date hereof),

                  (2) Common Stock issued to the employees, officers or directors of the Company or any of its direct or indirect subsidiaries under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of the Class A Common Stock when required by law, if such Class A Common Stock would otherwise be covered by this Section 13 (but only to the extent that the aggregate number of shares of Class A Common Stock excluded hereby and issued on or after the date hereof shall not exceed 10% of the Class A Common Stock outstanding at the time of the adoption of each such employee benefit plan, plus all shares of Class A Common Stock issuable upon exercise of the Warrants, exclusive of anti-dilution adjustments hereunder),

                  (3) Class A Common Stock issued upon the exercise of rights or warrants currently issued and outstanding to the holders of Company securities, including shares of Series B Preferred Stock issued under the Securities Purchase Agreement,

                  (4) Class A Common Stock issued (A) as consideration when any corporation or business is acquired, merged with or becomes part of the Company or any direct or indirect subsidiary of the Company, or (B) in good faith in consideration of any acquisition of assets (other than cash or cash equivalents), in each case, in any arm's-length transaction between the Company or any direct or indirect subsidiary of the Company and a person other than an affiliate of the Company (but only to the extent that the aggregate number of shares of Class A Common Stock excluded hereby and issued on or after the date hereof shall not exceed 20% of the Class A Common Stock outstanding at the time of the transaction),

                  (5) Class A Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting (but only to the extent that the aggregate number of shares of Class A Common Stock excluded hereby and issued on or after the date hereof shall not exceed 40% of the Class A Common Stock outstanding at the time of the transaction),

                  (6) any issuance for which an adjustment is provided under
Section 13(b),(c), (d) or (e) of this Section 13.

            (b) Adjustments for Convertible Securities Issues. If the Company shall issue any securities convertible into or exchangeable for Class A Common Stock (collectively, "Convertible Securities") for a consideration per share of Class A Common Stock initially deliverable upon conversion or exchange of such securities (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Class A Common Stock issuable upon the conversion or exchange of all such Convertible Securities) which shall be less than the Exercise Price of the Warrants in effect immediately prior to such issuance, the number of shares of Class A Common Stock issuable upon exercise of each Warrant shall be adjusted in accordance with the following formula:

N  = E x (O + D)
         -------
         (O + P)
where:

N   = the number of shares of Class A Common Stock issuable upon exercise of each Warrant after giving effect to such adjustment.

E   = the then current number of shares of Class A Common Stock issuable upon exercise of each Warrant at the Exercise Price in effect immediately prior to the time of such issuance.

O   = the number of shares of Class A Common Stock outstanding immediately prior to the issuance of such additional shares of Class A Common Stock.

D   = the maximum number of additional shares of Class A Common Stock deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

P   = the number of shares of Class A Common Stock that could be purchased upon exercise of the Warrant at the Exercise Price with the aggregate consideration received in the dilutive issuance, calculated by dividing
      (i) the aggregate consideration received for the issuance of such additional shares of Class A Common Stock issuable upon conversion or exchange of the relevant securities (determined by adding the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof), by (ii) the Exercise Price per share of Class A Common Stock on the date of sale of such additional shares.

The adjustment shall be made successively whenever such sale or issuance is made and shall become effective immediately after such sale or issuance.

The foregoing Section 13(b) shall not apply to:

                  (1) the conversion or exchange of other securities convertible or exchangeable for Class A Common Stock (existing on the date hereof),

                  (2) Common Stock issued to the employees, officers or directors of the Company or any of its direct or indirect subsidiaries under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of the Class A Common Stock when required by law, if such Class A Common Stock would otherwise be covered by this Section 13(b) (but only to the extent that the aggregate number of shares of Class A Common Stock excluded hereby and issued on or after the date hereof shall not exceed 10% of the Class A Common Stock outstanding at the time of the adoption of each such employee benefit plan, plus all shares of Class A Common Stock issuable upon conversion of the Series B Preferred Stock, exclusive of anti-dilution adjustments hereunder),

                  (3) Class A Common Stock issued upon the exercise of rights or warrants currently issued and outstanding to the holders of Company securities, including shares of Series B Preferred Stock issued under the Securities Purchase Agreement,

                  (4) Class A Common Stock issued (A) as consideration when any corporation or business is acquired, merged with or becomes part of the Company or any direct or indirect subsidiary of the Company, or (B) in good faith in consideration of any acquisition of assets (other than cash or cash equivalents), in each case, in any arm's-length transaction between the Company or any direct or indirect subsidiary of the Company and a person other than an affiliate of the Company (but only to the extent that the aggregate number of shares of Class A Common Stock excluded hereby and issued on or after the date hereof shall not exceed 20% of the Class A Common Stock outstanding at the time of the transaction),

                  (5) Class A Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting (but only to the extent that the aggregate number of shares of Class A Common Stock excluded hereby and issued on or after the date hereof shall not exceed 40% of the Class A Common Stock outstanding at the time of the transaction),

                  (6) any issuance for which an adjustment is provided under
Section 13(a),(c), (d) or (e) of this Section 13.

            (c) Adjustments for Issues of Options. If the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants (excluding the Warrants) or other rights to subscribe for or to purchase, or any options for the purchase of, Class A Common Stock (such other warrants, rights or options being collectively referred to herein as "Options") whether or not such Options are immediately exercisable, and the price per share for which Class A Common Stock is issuable upon the exercise of such Options (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, by (ii) the total maximum number of shares of Class A Common Stock issuable upon the exercise of all such Options) for a consideration per share which shall be less than the Exercise Price for the Warrants in effect immediately prior to the time of the granting of such Options, the number of shares of Class A Common Stock issuable upon conversion of each share of the Series B Preferred Stock in effect immediately prior to such issuance shall be adjusted in accordance with the following formula:

N     = E x (O + M)
            -------
            (O + P)

where:

N   = the number of shares of Class A Common Stock issuable upon exercise of each Warrant after giving effect to such adjustment.

E   = the then current number of shares of Class A Common Stock issuable upon exercise of the Warrants at the Exercise Price in effect immediately prior to the time of such issuance.

O   = the number of shares of Class A Common Stock outstanding immediately prior to the issuance of such additional shares of Class A Common Stock.

M   = the maximum number of additional shares of Class A Common Stock deliverable upon exercise of the Options or in exchange for such securities at the initial exercise price.

P   = the number of shares of Class A Common Stock that could be purchased at the Exercise Price with the aggregate consideration received in the dilutive issuance, calculated by dividing (i) the aggregate consideration received for the issuance of such additional shares of Class A Common Stock issuable upon exercise of the relevant Options (determined by adding the total amount received or receivable by the Company as consideration for the grant of such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise thereof), by (ii) the Exercise Price per share of Class A Common Stock on the date of sale of such additional shares.

The adjustment shall be made successively whenever such sale or issuance is made and shall become effective immediately after such sale or issuance.

The foregoing Section 13(c) shall not apply to:

                  (1) the conversion or exchange of other securities convertible or exchangeable for Class A Common Stock (existing on the date hereof),

                  (2) Common Stock issued to the employees, officers or directors of the Company or any of its direct or indirect subsidiaries under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of the Class A Common Stock when required by law, if such Class A Common Stock would otherwise be covered by this Section 13(c) (but only to the extent that the aggregate number of shares of Class A Common Stock excluded hereby and issued on or after the date hereof shall not exceed 10% of the Class A Common Stock outstanding at the time of the adoption of each such employee benefit plan, plus all shares of Class A Common Stock issuable upon conversion of the Series B Preferred Stock, exclusive of anti-dilution adjustments hereunder),

                  (3) Class A Common Stock issued upon the exercise of rights or warrants issued to the holders of Class A Common Stock or Series B Preferred Stock,

                  (4) Class A Common Stock issued (A) as consideration when any corporation or business is acquired, merged with or becomes part of the Company or any direct or indirect subsidiary of the Company, or (B) in good faith in consideration of any acquisition of assets (other than cash or cash equivalents), in each case, in any arm's-length transaction between the Company or any direct or indirect subsidiary of the Company and a person other than an affiliate of the Company (but only to the extent that the aggregate number of shares of Class A Common Stock excluded hereby and issued on or after the date hereof shall not exceed 20% of the Class A Common Stock outstanding at the time of the transaction),

                  (5) Class A Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting (but only to the extent that the aggregate number of shares of Class A Common Stock excluded hereby and issued on or after the date hereof shall not exceed 40% of the Class A Common Stock outstanding at the time of the transaction),

                  (6) any issuance for which an adjustment is provided under
Section 13(a), (b), (d) or (e) of this Section 13.

            (d) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which Convertible Securities are convertible into or exchangeable for Class A Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions contained in such securities designed to protect against dilution), the number of Warrant Shares issuable upon exercise of the Warrants at the time of such event shall forthwith be readjusted to the number of Warrant Shares issuable upon exercise of the Warrants which would have been issuable upon exercise of the Warrants at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the number of Warrant Shares issuable upon exercise of the Warrants is thereby increased; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the number of Warrant Shares issuable upon exercise of the Warrants shall forthwith be reduced to the number of Warrants Shares issuable upon exercise of the Warrants which would have been issuable at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

            (e) Stock Dividends. In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Class A Common Stock (except for the issue of stock dividends or distributions upon the outstanding Class A Common Stock for which adjustment is made pursuant to any other section of this Section 13), Options or Convertible Securities, any Class A Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration and the Exercise Price then in effect shall be appropriately decreased so that the number of shares of Class A Common Stock issuable upon exercise of the Warrants shall be increased in proportion to such increase in the aggregate number of shares of Class A Common Stock outstanding.

            (f) Consideration for Stock. In case any shares of Class A Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Class A Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company.

            (g) Record Date. In case the Company shall take a record of the holders of its Class A Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Class A Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Class A Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Class A Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            (h) Treasury Shares. The number of shares of Class A Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Class A Common Stock for the purpose of this
Section 13.

            (i) Certain Issues of Class A Common Stock Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Exercise Price or the number of Warrant Shares issuable upon exercise of the Warrants in the case of the issuance of shares of Class A Common Stock issuable upon conversion of the Series B Preferred Stock issued pursuant to Securities Purchase Agreement.

            (j) Subdivision or Combination of Class A Common Stock. In case the Company shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Class A Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Class A Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

            (k) Reorganization or Reclassification. If any capital reorganization, reclassification, recapitalization, consolidation, merger, sale of all or substantially all of the Company's assets or other similar transaction (any such transaction being referred to herein as an

"Organic Change") shall be effected in such a way that holders of Class A Common Stock shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Class A Common Stock, then, as a condition of such Organic Change, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series B Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of or in addition to, as the case may be, the shares of Class A Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series B Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Class A Common Stock equal to the number of shares of such Class A Common Stock immediately theretofore receivable upon such conversion had such Organic Change not taken place, and in any case of a reorganization or reclassification only appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Exercise Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

            (l) Notice of Adjustment. Upon any adjustment of the Exercise Price, then and in each such case the Company shall give written notice thereof, by first class mail, postage prepaid, or by facsimile transmission to non-U.S. residents, addressed to each holder of shares of Series B Preferred Stock at the address of such holder as shown on the books of the Company, which notice shall state the Exercise Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

            14. Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of this Warrant, reduce the then current Exchange Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

            15. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the transfer agent for the Class A Common Stock and to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

            16. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its holdings of Class A Common Stock a sufficient number of shares to provide for the transfer of Class A Common Stock upon the exercise of any purchase rights under this Warrant. The Company further covenants that the issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Class A Common Stock upon the exercise of the purchase rights under this Warrant. The

Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be transferred and reissued as provided herein without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Class A Common Stock may be listed.

            17. Restrictions on Exercise. Notwithstanding anything to the contrary contained herein, no Warrants may be converted by a Holder of Warrants to the extent that, after giving effect to the Warrant Shares issued pursuant to the exercise hereof, the total number of Class A Common Stock of the Company deemed beneficially owned by such Holder (including any shares of Class A Common Stock issuable upon conversion of the Series B Preferred Stock or exercise of the Warrants), together with all Warrant Shares deemed beneficially owned by (a) the Holder, (b) all other Investors (as such term is defined in the Agreement), and (c) the Holder's "affiliates" (as defined in Rule 144 under the 1933 Act), that would be aggregated for purposes of determining whether a group under
Section 13(d) of the Securities Exchange Act of 1934, as amended, exists, would exceed twenty percent (20%) of the total issued and outstanding shares of Class A Common Stock. The exercise of all or part of this Warrant by any Holder shall be deemed a representation by such Holder it is in compliance with this Section
17. A transferee of Warrants shall not be bound by this provision unless it expressly agrees to be so bound. The term "deemed beneficially owned" as used in this Section 17 shall exclude shares that might otherwise be deemed beneficially owned by reason of the exercisability of the Warrants.

            18. Miscellaneous.

            (a) Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigned of the Company. This Warrant shall constitute a contract under the laws of New York and for all purposes shall be construed in accordance with and governed by the laws of said state without regard to its conflict of law, principles or rules.

            (b) Restrictions. The holder hereof acknowledges that the Class A Common Stock acquired upon the exercise of this Warrant, if not registered, may have restrictions upon its resale imposed by state and federal securities laws.

            (c) Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

            (d) Notices. Any notice, request or other document required or permitted to be given or delivered to the holders hereof or the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, or by overnight courier or by facsimile to each such holder at its address (or fax number) as shown on the books of the Company or to the Company at the addresses (or fax numbers) set forth in the Agreement.

                  IN WITNESS WHEREOF, the Company have caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: as of January 22, 1999

                             INTERIORS, INC.

                             By: /s/ Max Munn
                                 -----------------------------------
                                 Max Munn, President and
                                 Chief Executive Officer

                                 ASSIGNMENT FORM

                  (To assign the foregoing warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to __________________________________________________________
whose address is ____________________________________________________________

                                          Dated: ___________________,________

                              Holder's Signature:____________________________

                              Holder's Address:______________________________

                                               ______________________________


Signature Guaranteed:________________________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file the proper evidence of authority to assign the foregoing Warrant.

                         [FORM OF ELECTION TO PURCHASE]

            The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase __________ Warrant Shares at an Exercise Price of $__________, and herewith tenders in payment for such securities a certified check or official bank check payable in New York Clearing House Funds to the order of Interiors, Inc. in the amount of $___, all in accordance with the terms of the Stock Purchase Warrant of Interiors, Inc. that a certificate for such securities be registered in the name of _____________________________ whose address is ____________________________ and that such Certificate be delivered to ___________________________ whose address is ___________________________________________.

Dated:  __________

                                    Signature __________________________________
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                                    ____________________________________________
                                    (Insert Social Security or Other Identifying
                                    Number of Holder)